Exhibit 99.1

Bollinger Innovations, Inc. Announces Reverse Stock Split
Effective Sept. 22, 2025

This will be the last reverse stock split Bollinger initiates for the next three years

BREA, Calif., Sept. 18, 2025 -- via IBN – Bollinger Innovations, Inc. (NASDAQ: BINI) (“Bollinger Innovations” or the “Company”), an electric vehicle manufacturer, today announces that it will effect a 1-for-250 reverse stock split (“Reverse Stock Split”) of its common stock, par value $0.001 per share (“Common Stock”), that will become effective on Sept. 22, 2025, at 12:01 a.m. Eastern Time. The Common Stock will continue to trade on The Nasdaq Capital Market (“Nasdaq”) under the existing BINI symbol and will begin trading on a split-adjusted basis when the market opens on Sept. 22, 2025. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 62526P877.

This will be the last reverse stock split Bollinger Innovations initiates for the next three years.

The Reverse Stock Split is primarily intended to bring the Company into compliance with the $1.00 minimum bid price requirement for maintaining its Nasdaq listing. There is no guarantee the Company will meet the minimum bid price requirement.

At the Company’s Special Meeting of Stockholders held on Sept. 11, 2025, the Company’s stockholders approved a proposal to authorize a reverse stock split of the Company’s Common Stock, at a ratio within the range of 1-for-2 to 1-for-250. The Company’s board of directors approved a 1-for-250 reverse split ratio, and the Company will file a Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split effective Sept. 22, 2025.

The 1-for-250 Reverse Stock Split will automatically combine and convert 250 current shares of the Company’s Common Stock into one issued and outstanding share of Common Stock. Proportional adjustments also will be made to outstanding equity awards, warrants and convertible notes, and certain existing agreements pursuant to their terms; however, pursuant to the terms of the Company’s 2022 Equity Incentive Plan, as amended, the number of shares then reserved for issuance under such plan will not be adjusted based upon the Reverse Stock Split ratio. Proportionate adjustments will also be made to the per share conversion price of the Company’s series of preferred stock, pursuant to their respective terms. The Reverse Stock Split will not change the par value of the Common Stock nor the authorized number of shares of Common Stock, preferred stock or any series of preferred stock.

No fractional shares will be issued in connection with the Reverse Stock Split. All fractional shares will be rounded up to the nearest whole share. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity (other than as a result of the rounding of shares to the nearest whole share in lieu of issuing fractional shares). Currently, as of the close of business on Sept. 17, 2025, prior to the Reverse Stock Split, there are approximately 126.2 million shares of Common Stock, which after the Reverse Stock Split, will be reduced to approximately 505 thousand shares of Common Stock, without taking into account rounding up for fractional shares.

The Company’s transfer agent, Continental Stock Transfer & Trust Company, will serve as exchange agent for the Reverse Stock Split. Registered stockholders holding pre-split shares of the Company’s Common Stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

About Bollinger Innovations

Bollinger Innovations (NASDAQ: BINI) is a Southern California-based automotive company building the next generation of commercial electric vehicles (“EVs”) with a U.S. based vehicle manufacturing facility located in Tunica, Mississippi. Both the ONE, a Class 1 EV cargo van, and THREE, a Class 3 EV cab chassis truck, are available for sale in the U.S. The Company’s commercial dealer network consists of six dealers, which includes Papé Kenworth, Pritchard EV, National Auto Fleet Group, Ziegler Truck Group, Range Truck Group and Randy Marion Auto Group, providing sales and service coverage in key West Coast, Midwest, Pacific Northwest, and Mid-Atlantic markets.

Bollinger Motors, of Oak Park, Michigan, is an established EV truck company of Bollinger Innovations. Bollinger Motors has passed numerous milestones including its B4, Class 4 electric truck production launch on Sept. 16, 2024, and the development of a world-class dealer network with over 50 locations across the United States for sales and service support.

To learn more about the Company, visit www.BollingerEV.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Bollinger Innovations and are difficult to predict. Examples of such risks and uncertainties include but are not limited to how Bollinger Innovations’ stock will perform after the Reverse Stock Split, Bollinger Innovations’ ability to timely implement the Reverse Stock Split, the success of the Reverse Stock Split, and Bollinger Innovations’ ability to regain compliance with Nasdaq Listing standards. Additional examples of such risks and uncertainties include but are not limited to: (i) Bollinger Innovations’ ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Bollinger Innovations’ ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) Bollinger Innovations’ ability to successfully expand in existing markets and enter new markets; (iv) Bollinger Innovations’ ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Bollinger Innovations’ business; (viii) changes in government licensing and regulation that may adversely affect Bollinger Innovations ‘ business; (ix) the risk that changes in consumer behavior could adversely affect Bollinger Innovations’ business; (x) Bollinger Innovations’ ability to protect its intellectual property; and (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Bollinger Innovations with the Securities and Exchange Commission. Bollinger Innovations anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Bollinger Innovations assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Bollinger Innovations’ plans and expectations as of any subsequent date.

Contact:

Bollinger Innovations, Inc.

+1 (714) 613-1900

www.BollingerEV.com

Corporate Communications:

IBN
Austin, Texas
www.InvestorBrandNetwork.com
512-354-7000 Office
Editor@InvestorBrandNetwork.com

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